EXHIBIT 99.2

                   FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT
                   -------------------------------------------

         The undersigned acknowledge that that certain Stock Purchase Agreement ("Agreement"), by and between Larry Levinson and Novanet Media, Inc., is hereby amended, at Paragraph 4(b), to delete the name "Brightpoint, N.A." from such paragraph, and the Agreement is further amended to add the following to the end of Paragraph 4(b):

                  Cyberads and its subsidiaries shall execute a document, reasonably acceptable to Levinson, providing for indemnification by Cyberads and its subsidiaries of Levinson with respect to any and all amounts related to any indebtedness which Cyberads or its subsidiaries may have to Brightpoint North America, LP ("Brightpoint"), including, but not limited to, all costs and expenses associated with defending that certain action filed by Brightpoint, against IDS Cellular, Inc. and Lawrence Levinson as personal guarantor.

         Dated this 25th day of September, 2003.



                                                Novanet Media, Inc.

                                                By: /s/ KENNETH OWEN
                                                   -----------------------------
                                                   Kenneth Owen, President

                                                /s/ LARRY LEVINSON
                                                --------------------------------
                                                Larry Levinson


                                                Cyberads, Inc.

                                                By: /s/ RONALD TRAUTMAN
                                                   -----------------------------
                                                   Ronald Trautman, President